Exhibit 10.13.1

Execution Version

EXTENDED STAY LLC

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 28, 2013, and entered into among EXTENDED STAY LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Reference is made to the Credit Agreement, dated as of November 30, 2012 (the “Credit Agreement”), among the Borrower, the Lenders party thereto, the Administrative Agent and the other parties thereto. Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement (as amended by this Amendment).

W I T N E S S E T H :

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

WHEREAS, the Lenders that have signed this Amendment (constituting the Required Lenders) and the Administrative Agent have consented and agreed to the modifications to the Credit Agreement set forth in this Amendment, subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Credit Agreement.

(a) Section 6.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

“(a) as soon as available, but in any event within 90 days after the end of each fiscal year of either (i) each Loan Party or (ii) such other Affiliate or Affiliates of the Borrower as may be reasonably acceptable to the Required Lenders, a copy of the audited consolidated balance sheet of each such Loan Party or other Affiliate or Affiliates of the Borrower, as applicable, and its or their consolidated Subsidiaries, in each case, as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit (provided that such report may contain a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, if such qualification or exception is related to the (A) occurrence of the Revolving Termination Date or a (B) a failure to satisfy financial covenants in this Agreement (whether or not such failure has occurred)), by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with the Uniform System of Accounts (or such other accounting basis acceptable to Lender) and include such footnotes as required pursuant to GAAP; provided, that (x) the Affiliates of the Borrower for whom financial statements for the fiscal year ended December 31, 2011 and the fiscal quarter ended June 30, 2012 were delivered to the Lenders on or prior to the Closing Date (ESH Hospitality LLC and Subsidiaries and ESH Strategies Mezzanine B LLC and Subsidiaries) shall be deemed acceptable to the Required Lenders for purposes of clause (ii) above so long as each such Affiliate owns and controls or is owned and controlled by, as applicable, directly or indirectly, of record and beneficially, each Loan Party and each Parent Entity that it owned and controlled or was owned and controlled by, as applicable, directly or indirectly, of record and beneficially, as of the Closing Date and (y) in the event that financial statements of an Affiliate or Affiliates of the Borrower are delivered pursuant to clause (ii) above, the applicable Loan Party has delivered to the Administrative Agent such other certifications as the Administrative Agent or the Required Lenders shall have reasonably requested; and”

(b) Section 6.1(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following in lieu thereof:

“(b) as soon as available, but in any event not later than 30 days after the end of each of the first three quarterly periods of each fiscal year of either (i) each Loan Party or (ii) such other Affiliate or Affiliates of the Borrower as may be reasonably acceptable to the Required Lenders, the unaudited consolidated balance sheet of such Loan Party or other Affiliate or Affiliates of the Borrower, as applicable, and its or their consolidated Subsidiaries, in each case, as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, include such footnotes as required pursuant to GAAP, certified by a Responsible Officer of the applicable Loan Party, Affiliate or Affiliates as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, that (x) the Affiliates of the Borrower for whom financial statements for the fiscal year ended December 31, 2011 and the fiscal quarter ended June 30, 2012 were delivered to the Lenders on or prior to the Closing Date (ESH Hospitality LLC and Subsidiaries and ESH Strategies Mezzanine B LLC and Subsidiaries) shall be deemed acceptable to the Required Lenders for purposes of clause (ii) above so long as each such Affiliate owns and controls or is owned and controlled by, as applicable, directly or indirectly, of record and beneficially, each Loan Party and each Parent Entity that it owned and controlled or was owned and controlled by, as applicable, directly or indirectly, of record and beneficially, as of the Closing Date and (y) in the event that financial statements of an Affiliate or Affiliates of the Borrower are delivered pursuant to clause (ii) above, the applicable Loan Party has delivered to the Administrative Agent such other certifications as the Administrative Agent or the Required Lenders shall have reasonably requested.”

2. Condition to Effectiveness. This Amendment shall not become effective unless and until the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by the Administrative Agent, the Borrower and the Required Lenders (and by executing and delivering a counterpart hereto, each such Person confirms it consents to the amendments to the Credit Agreement and the other provisions set forth herein).

3. Reference to and Effect on the Credit Agreement. On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Account Control Agreement and the Collateral do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents.

4. Loan Document. Each of the parties hereto agrees that this Amendment constitutes a “Loan Document” for all purposes under the Credit Agreement and the other Loan Documents.

5. Representations and Warranties. The Borrower hereby represents and warrants as of the date hereof that, (a) immediately before and after giving effect to this Amendment, no Default, Event of Default or Trigger Event has occurred and is continuing, (b) immediately before and after giving effect to this Amendment, each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, (c) it has the power and authority, and the legal right, to make, deliver and perform this Amendment, (d) it has taken all necessary organizational action to authorize the execution, delivery and performance of this Amendment, (e) this Amendment has been duly executed and delivered on behalf of the Borrower and (f) this Amendment, and the Credit Agreement as amended hereby, each constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

EXTENDED STAY LLC, as Borrower

By:
	Name:	William D. Rahm
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:
	Name:	Kimberly Turner
	Title:	Executive Director

CITIBANK, N.A., as a Lender

By:
	Name:	John C. Rowland
	Title:	Vice President

Bank of America, N.A.,
as a Lender

By:
Name: Will T. Bowers, Jr.
Title: Senior Vice President